UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): June 13, 2012

Repros Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07  Submission of Matters to a Vote of Security Holders.

Repros Therapeutics Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Meeting”) on June 13, 2012 in The Woodlands, Texas.  At the Meeting, the Company’s stockholders: (i) elected each of the six persons listed below under Proposal 1 to serve as a director of the Company until its 2013 Annual Meeting of Stockholders; and (ii) ratified and approved the appointment of PricewaterhouseCoopers LLP as the Company's registered independent public accounting firm for the Company's fiscal year ending December 31, 2012. The following table describes the results of the voting at the Meeting:

Proposal or Name of Nominee	Shares Voted "For"	Shares Voted "Against"	Shares Withheld	Shares Abstained	Broker Non-Votes
Proposal 1: Election of Directors
Joseph S. Podolski	6,148,590	--	124,334	--	5,283,098
Daniel F. Cain	5,594,321	--	678,603	--	5,283,098
Jean L. Fourcroy, M.D., Ph.D.	5,799,920	--	473,004	--	5,283,098
Nola Masterson, M.S.	5,594,337	--	678,587	--	5,283,098
Jaye Thompson, Ph.D.	5,960,966	--	311,958	--	5,283,098
Michael G. Wyllie, Ph.D., DSC	5,804,429	--	468,495	--	5,283,098

Proposal 2: Ratification of Appointment of PricewaterhouseCoopers LLP	11,338,584	212,823	--	4,615	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: June 14, 2012

	By:	/s/ Joseph S. Podolski
Joseph S. Podolski President and Chief Executive Officer